Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the quarter ended September 27, 2025 of Charles River Laboratories International, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James C. Foster, Chairman, President and Chief Executive Officer of the Company, and Michael G. Knell, Interim Chief Financial Officer, and Corporate Senior Vice President, Chief Accounting Officer of the Company, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Foster
November 5, 2025	James C. Foster Chairman, President and Chief Executive Officer Charles River Laboratories International, Inc.

/s/ Michael G. Knell
November 5, 2025
Michael G. Knell
Interim Chief Financial Officer, Corporate Senior Vice President, Chief Accounting Officer
(duly authorized officer and Principal Financial and Accounting Officer)
Charles River Laboratories International, Inc.

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.